Exhibit 4.5

FOURTH EXTENSION OF AGREEMENT TO ENTER INTO

VOTING AND STOCKHOLDERS’ AGREEMENT

This FOURTH EXTENSION OF AGREEMENT TO ENTER INTO VOTING AND STOCKHOLDERS’ AGREEMENT (this “Agreement”), is made and entered into as of July 20, 2013, by and among Armstrong Energy, Inc., a Delaware corporation (the “Company”), Yorktown Energy Partners VI, L.P., a Delaware limited partnership (“Yorktown VI”), Yorktown Energy Partners VII, L.P., a Delaware limited partnership (“Yorktown VII”), and Yorktown Energy Partners VIII, L.P., a Delaware limited partnership (“Yorktown VIII” and, together with Yorktown VI and Yorktown VII, “Yorktown”), J. Hord Armstrong, III, Martin D. Wilson, James H. Brandi, LucyB Trust, Lorenzo Weisman/Danielle Weisman Joint Ownership with Right of Survivorship, Brim Family 2004 Trust, Franklin W. Hobbs IV, Hutchinson Brothers, LLC a Nebraska limited liability company, and John H. Stites, III.

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Agreement to Enter into Voting and Stockholders’ Agreement dated as of October 13, 2011 (the “Original Agreement”);

WHEREAS, any capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Original Agreement;

WHEREAS, in accordance with Section 1 of the Original Agreement, the Company and Yorktown extended the IPO Deadline to May 1, 2012 pursuant to that certain Extension of Agreement to Enter into Voting and Stockholders’ Agreement dated as of February 1, 2012 (the “First Extension Agreement”);

WHEREAS, in accordance with Section 1 of the Original Agreement, the Company and Yorktown extended the IPO Deadline to July 1, 2012 pursuant to that certain Second Extension of Agreement to Enter into Voting and Stockholders’ Agreement dated as of May 21, 2012 (the “Second Extension Agreement”);

WHEREAS, in accordance with Section 1 of the Original Agreement, the Company and Yorktown extended the IPO Deadline to May 1, 2013 pursuant to that certain Third Extension of Agreement to Enter into Voting and Stockholders’ Agreement dated as of December 21, 2012 (the “Third Extension Agreement” and, together with the Original Agreement, the First Extension Agreement, and the Second Extension Agreement, the “Amended Agreement”)

WHEREAS, the Company has failed to complete the Initial Public Offering on or before the IPO Deadline (as extended by the First Extension Agreement, the Second Extension Agreement, and the Third Extension Agreement); and

WHEREAS, the parties hereto desire to amend Section 1 of the Amended Agreement in order to extend the IPO Deadline to January 1, 2014.

NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions contained herein, the parties hereto hereby amend the Amended Agreement as follows:

AGREEMENT:

1. Amendment to Section 1 of Amended Agreement. Section 1 of the Amended Agreement is hereby amended to read in its entirety as follows:

“1. Voting and Stockholders’ Agreement. In the event that the Company fails to complete the Initial Public Offering on or before January 1, 2014 (the “IPO Deadline”), the parties hereby agree to enter into that certain Voting and Stockholders’ Agreement attached hereto as Exhibit A. Notwithstanding the foregoing, upon the written approval of Yorktown and the Company, the IPO Deadline may be extended to a date mutually agreed upon by Yorktown and the Company, which in no event shall be later than July 1, 2014.”

2. Miscellaneous.

(a) Except as hereby expressly modified, all terms of the Amended Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Amended Agreement and the provisions of this Agreement, the provisions of this Agreement shall control.

(b) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflict of laws).

(d) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ARMSTRONG ENERGY, INC.

By:	/S/ Martin D. Wilson
Martin D. Wilson, President

YORKTOWN ENERGY PARTNERS VI, L.P.

By:	Yorktown VI Company LP,
Its general partner

By:	Yorktown VI Associates LLC,
Its general partner

By:	/S/ Peter A. Leidel
Name:	Peter A. Leidel
Title:	Member

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP,
Its general partner

By:	Yorktown VII Associates LLC,
Its general partner

By:	/S/ Peter A. Leidel
Name:	Peter A. Leidel
Title:	Member

[Signature Page to Fourth Extension of

Agreement to Enter into Voting and Stockholders’ Agreement]

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP,
Its general partner

By:	Yorktown VIII Associates LLC,
Its general partner

By:	/S/ Peter A. Leidel
Name:	Peter A. Leidel
Title:	Member

/S/ J. Hord Armstrong, III
J. Hord Armstrong, III

/S/ Martin D. Wilson
Martin D. Wilson

/S/ James H. Brandi
James H. Brandi

LucyB Trust (February 26, 2007)

By:	/S/ Linda B. Brandi
Linda B. Brandi, Trustee

[Signature Page to Fourth Extension of

Agreement to Enter into Voting and Stockholders’ Agreement]

/S/ Danielle Weisman
Danielle Weisman

BRIM FAMILY 2004 TRUST

By:	/S/ Debra Patterson
Name: Debra Patterson Title: Sr. Vice President

/S/ Franklin W. Hobbs IV
Franklin W. Hobbs IV

HUTCHINSON BROTHERS, LLC

By:	/S/ Steven N. Hutchinson
Name: Steven N. Hutchinson Title: Manager

/S/ John H. Stites, III
John H. Stites, III

[Signature Page to Fourth Extension of

Agreement to Enter into Voting and Stockholders’ Agreement]